Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Juniper Content Corporation (the ‘‘Company’’) on Form 10-QSB for the period ending September 30, 2007 (the ‘‘Report’’), as filed with the Securities and Exchange Commission on the date hereof, I Herbert J. Roberts, Senior Vice President, Chief Financial Officer and Secretary of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Herbert J. Roberts	Dated: November 14, 2007
Herbert J. Roberts Senior Vice President, Chief Financial Officer and Secretary (Principal Accounting and Financial Officer)